Series Number: 1
For the Period Ending 6/30/15

48)           Class I
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

Series Number: 4
For the Period Ending 6/30/2015

48)           Class I & III
First $250 million 1.500%
Next $250 million 1.200%
Next $500 million 1.100%
Over $1 billion 1.000%

Class II & IV
First $250 million 1.400%
Next $250 million 1.100%
Next $500 million 1.000%
Over $1 billion 0.900%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           761
2. Dividends for a second class of open-end company shares
Class II                                111
Class III                                3
Class IV                                3

73A)           1. Dividends from net investment income
Class I                                           $0.0380
2. Dividends from a second class of open-end company shares
Class II                                $0.0219
Class III                                $0.0380
Class IV                                $0.0219

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           19,348
2. Number of shares outstanding of a second class of open-end company shares    (000's omitted)
Class II                                4,952
Class III                                68
Class IV                                110

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $10.56
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $10.55
Class III                                $10.56
Class IV                                $10.55

Series Number: 5
For period ending 6/30/15

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           4,939
2.  Dividends for a second class of open-end company shares
Class II                                4,658
Class III                                160

73A)           1. Dividends from net investment income
Class I                                           $0.1038
2. Dividends for a second class of open-end company shares
Class II                                $0.0970
Class III                                $0.1038

74U)           1. Number of shares outstanding (000's omitted)
Class I                                46,600
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                47,760
Class III                                1,039

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.24
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.25
Class III                                $9.24

Series Number: 6
For period ending 6/30/15

  48)    Class I, II & III
First $5 billion 0.700%
Over $5 billion 0.650%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           3,559
2. Dividends for a second class of open-end company shares
Class II                                189
Class III                                106

73A)           1. Dividends from net investment income
Class I                                           $0.1025
2. Dividends for a second class of open-end company shares
Class II                                $0.0909
Class III                                $0.1025

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           39,500
2. Number of shares outstanding of a second class of open-end company shares(000's omitted)
Class II                                2,099
Class III                                880

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.01
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.01
Class III                                $9.01

Series Number: 7
For period ending 6/30/15

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                176
2. Dividends for a second class of open-end company shares
Class II                                456
Class III                                5

73A)           1. Dividends from net investment income
Class I                                           $0.0736
2. Dividends from a second class of open-end company shares
Class II                                $0.0480
Class III                                $0.0736

74U)           1. Number of shares outstanding (000's omitted)
Class I                                2,633
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                 9,875
Class III                                 72

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $15.39
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $15.17
Class III                                $15.37

Series Number: 9
For period ending 6/30/15

48)           Class I
First $1 billion 0.900%
Next $4 billion 0.800%
Over $5 billion 0.700%

Class II
First $1 billion 0.800%
Next $4 billion 0.700%
Over $5 billion 0.600%

Series Number: 10
For period ending 6/30/15

48)           Class I        1.000%
Class II       0.900%

Series Number: 12
For period ending 6/30/15

48)           Class I        1.000%
Class II       0.900%